UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2006

MEDTOX SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11394	95-3863205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 West County Road D, St. Paul, Minnesota	55112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 16, 2006, the Compensation Committee of the Board of Directors of MEDTOX Scientific, Inc. (the “Company”) adopted resolutions with respect to:

•	the base salaries to be paid to the Company’s executive officers in 2006;

•	annual cash incentive awards with respect to fiscal year 2005 under the Company’s Annual Incentive Plan payable to the Company’s executive officers;

•	annual long-term incentive contribution amounts with respect to fiscal year 2005 under the Company’s Long-Term Incentive Plan (LTIP) for selected officers and non-employee directors;

•

the annual supplemental retirement contribution amount with respect to fiscal year 2005 under the Company’s Supplemental Executive Retirement Plan (SERP) for Richard J. Braun, currently the sole participant in the SERP; and

•	the Company and individual target financial and performance objectives under the Annual Incentive Plan and the LTIP with respect to fiscal 2006.

Annual Base Salaries for 2006:

The Committee approved 2006 base salaries for the Company’s executive officers as follows: Richard J. Braun, President and Chief Executive Officer: $300,000, the same as 2005; Kevin J. Wiersma, Vice President, Chief Financial Officer, and Chief Operating Officer - Laboratories: increased to $192,000; James A. Schoonover, Vice President, and Chief Marketing Officer: increased to $192,000; Susan E. Puskas, Vice President, Quality, Regulatory Affairs, and Human Resources: increased to $192,000; and B. Mitchell Owens, Vice President, and Chief Operating Officer - Diagnostics: $181,125, the same as 2005. The base salaries were determined by the Committee based on an evaluation of the performance of each executive officer against previously established performance objectives for 2005 and an assessment of market compensation data for companies comparable to the Company.

Annual Incentive Plan Awards for Fiscal 2005:

The Committee approved annual cash incentive awards with respect to fiscal year 2005 under the Company’s Annual Incentive Plan as follows: Mr. Braun: $335,000; Mr. Schoonover: $102,000; Ms. Puskas: $102,000; Mr. Wiersma: $102,000; and Mr. Owens: $80,000.     These awards were determined based on the Company’s attainment of certain financial objectives related to revenue growth, operating income and operating cash flows during 2005 and an evaluation of the performance of each executive officer against previously established performance objectives for 2005.

Long-Term Incentive Plan Incentive Contribution Amounts for Fiscal 2005

The Committee approved the following annual long-term incentive contribution amounts under the LTIP for fiscal 2005 for the following executive officers and non-employee directors: Mr. Braun: $335,000; Mr. Schoonover: $102,000; Ms. Puskas: $102,000; Mr. Wiersma: $102,000; Mr. Owens: $80,000; and Directors: Brian P. Johnson: $20,000; Robert J. Marzec: $22,000; Samuel C. Powell: $16,000; and Robert A. Rudell: $20,000.

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The annual contribution amounts for the Company’s executive officers were based upon previously established performance objectives determined by the Committee.

Non-employee directors receive 50% of their annual retainer in the form of an annual LTIP contribution. In addition, a non-employee director who serves as a chairperson of either the Compensation Committee or Corporate Governance and Nominating Committee receives an additional contribution to the LTIP of $4,000; the chairperson of the Audit Committee, $6,000.

All LTIP participants allocated their awards to shares of the Company’s common stock and, accordingly, each such officer or director will receive the contributed amount in such stock, to be purchased by the Company in open market or in private transactions and held in trust for the officer or director. All such shares held for both officers and directors are subject to a three-year restriction period with a risk of forfeiture if a participant terminates service during the restricted period for any reason other than death, disability, retirement, involuntary termination other than for cause or change in control.

Supplemental Executive Retirement Plan Contribution Amounts for Fiscal 2005:

The Committee approved an annual contribution to the supplemental retirement plan for fiscal 2005 of $135,500 for the current sole participant in the SERP, Richard J. Braun. Mr. Braun elected to allocate the amount credited to his participant account with respect to the 2005 plan year into an investment option consisting of mutual funds. In accordance with the plan, the future payment of benefits will be distributed to Mr. Braun in either a lump sum, or in annual installment payments of at least two years, but not more than ten years, in accordance with the election made by Mr. Braun.

Target Financial Objectives for Fiscal Year 2006 under the Annual Incentive Plan and LTIP:

The Committee approved target financial and performance objectives for the Company’s 2006 Annual Incentive Plan and LTIP. Awards will be based on the target payouts set forth below, which are expressed as a percentage of base salary. Specific payments to individuals could exceed the following targets if the Company or individuals achieve more than 100% of its financial objectives or their individual objectives.

Title	Target Payout%
Chief Executive Officer	100%
Vice President	50%
Director	25%

Performance criteria for individual participants will be derived from the Company’s 2006 strategic objectives concerning strategic planning, research and development, business development, regulatory affairs and quality control, manufacturing, engineering, information systems, sales and marketing, human resources, investor relations matters and/or other objectives approved by the Committee. Awards are expected to reflect a weighted average measurement of the Company’s financial objectives and an employee’s achievement of his or her individual performance objectives.

Employees must be employed by the Company as of December 31, 2006, and at the time of the awards in order to participate in the Plans, and awards may be adjusted on a pro rata basis to the extent any employee is employed for only a portion of the year 2006. The Chief Executive Officer will recommend individual awards for

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all participating employees (except for the Chief Executive Officer) for approval by the Committee based on an assessment of each individual’s performance against his or her applicable performance objectives. The Committee may approve or disapprove any recommended awards in whole or in part in its sole discretion. The Committee shall determine the award for the Chief Executive Officer based on an assessment of his performance against his individual performance objectives for 2006.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 16, 2006, the Board of Directors approved amendments to the Company’s Bylaws. The amendments provide that:

•

The current registered office of the Company shall be in Wilmington, Delaware, or at such other location as the Board shall designate. The by-laws previously provided that the principal registered office of the Company was to be located in Dover, Delaware and identified the Company’s registered agent there.

•

The annual meeting of stockholders shall be held at such time, date and place as shall be designated by the Board. The by-laws previously provided that the annual meeting of shareholders would be held on the 15th day of June each year, or at such other date or time as determined by the Board in Burlington, North Carolina, or at such other place within or without the State of North Carolina as determined by the Board.

•

Special meetings of the stockholders shall be held at such location as designated by the Board. The by-laws previously provided that special meetings were to be held at the principal office of the Company in the State of Delaware or at such other place within or without the State of Delaware as designated by the Board.

The amended Bylaws have been filed as Exhibit 3.1 to the Company’s annual report on Form 10-K for the year ended December 31, 2005 and are incorporated herein by reference.

Item 8.01.	Other Events

On March 16, 2006, the Board of Directors authorized the repurchase of an unspecified number of shares of the Company’s common stock. The shares repurchased may be used to both fund the Company’s Long-Term Incentive Plan or be retired. Repurchases of shares may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The share repurchase program will be reviewed by the Board of Directors on a quarterly basis. The timing and actual number of shares repurchased will depend of a variety of factors, including available cash, price, corporate and regulatory requirements and other market conditions. The share repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

Item 9.01(c).	Exhibits

Exhibit No.	Description
3.1	By-laws of the Registrant, as Amended (incorporated by reference to Exhibit 3.1 filed with the Registrant’s annual report on Form 10-K for the year ended December 31, 2005).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTOX Scientific, Inc.

Date: March 21, 2006	By:	/s/ Richard J. Braun
		Name:	Richard J. Braun
		Title:	Chief Executive Officer

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